Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

To the Supervisory Board of

Deutsche Bank Aktiengesellschaft:

We consent to the use of our reports dated March 15, 2017, with respect to the consolidated balance sheets of Deutsche Bank Aktiengesellschaft and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2016, and the related notes, and the specific disclosures described in Note 1 to the consolidated financial statements as being part of the financial statements, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the 2016 Annual Report on Form 20-F of Deutsche Bank Aktiengesellschaft incorporated by reference herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the prospectus.

KPMG AG

Wirtschaftsprüfungsgesellschaft

Frankfurt am Main (Germany)

June 22, 2017